United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
June 24, 2008
UTi Worldwide Inc.
(Exact name of Registrant as Specified in its Charter)
000-31869
(Commission File Number)

British Virgin Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

9 Columbus Centre, Pelican Drive	c/o UTi, Services, Inc.
Road Town, Tortola	100 Oceangate, Suite 1500
British Virgin Islands	Long Beach, CA 90802 USA
(Addresses of Principal Executive Offices)
562.552.9400
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

UTi Worldwide Inc.
Current Report on Form 8-K
June 24, 2008
Item 8.01. Other Events
UTi Worldwide Inc. (“UTi” or the “company”) announced today that PTR Holdings Inc. (“PTR”) and Union-Transport Holdings Inc. (“UTH”) have each adopted pre-arranged stock trading plans in accordance with the company’s trading policies and Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended. A Schedule 13D amendment has been filed with the Securities and Exchange Commission by PTR and UTH.
PTR and UTH are indirectly owned in part by Mr. Peter Thorrington, a former officer and director of the company, Mr. Roger I. MacFarlane, Director and Chief Executive Officer, and Mr. Matthys J. Wessels, Chairman of the Board of Directors and former officer of the company. Pursuant to the stock trading plans, PTR and UTH will endeavor to sell their entire interest in the company. The sale of UTH’s shares will commence upon the completion of the sale of PTR’s shares to the open market. In addition, pursuant to the stock trading plans, each month, Mr. MacFarlane will purchase from PTR and UTH in a private transaction a number of shares of the company corresponding to the number of shares sold by each of PTR and UTH, if any, such that his proportionate interest in UTi held through PTR and his indirect proportionate interest in UTi held through UTH will become a direct ownership interest in the company. The transactions are expected to take place periodically over approximately the next six months under the direction of an independent third-party agent and will be disclosed publicly through filings of the applicable forms with the Securities and Exchange Commission.
Rule 10b5-1 permits shareholders to implement written, pre-arranged stock trading plans when they are not in possession of material, non-public information. Such plans aim to reduce market impact by spreading stock trades over time and to alleviate concerns about whether the shareholders were in possession of material, non-public information at the time of their sales.
Today, Mr. MacFarlane purchased 434,783 UTi shares from PTR at $23.00 per share. After giving effect to this purchase, Mr. MacFarlane beneficially owns 1,053,845 shares of the company, excluding shares that may be acquired through the exercise of options, and there are additional shares which Mr. MacFarlane would have the power to vote pursuant to previously disclosed voting agreements between Mr. MacFarlane and PTR, although Mr. MacFarlane disclaims any pecuniary interest in such shares.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTi Worldwide Inc.
Date: June 24, 2008	By:	/s/ Lance E. D’Amico
Lance E. D’Amico
Senior Vice President – Enterprise Support Services & General Counsel